Sub-Item 77C: Submission of matters to a vote of security holders

Shareholder Meeting Results (Unaudited)

(a) The following proposals were addressed and approved during the period at a special meeting of shareholders held on August 4, 2009.

Proposal to approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of The Hartford Global Communications Fund
(the “Acquired Fund”) by The Hartford Global Equity Fund (the “Acquiring Fund”)
solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund.

Fund Name: The Hartford Global Communications Fund
For: 1,492,303.83
Against: 102,080.21
Abstain: 105,896.73
Uninstructed: 131,670.00

Proposal to approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of The Hartford Global Financial Services Fund
(the “Acquired Fund”) by The Hartford Global Equity Fund (the “Acquiring Fund”)
solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund.

Fund Name: The Hartford Global Financial Services Fund
For: 1,190,245.84
Against: 31,062.14
Abstain: 54,800.80
Uninstructed: 212,089.00

Proposal to approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of The Hartford Global Technology Fund (the
“Acquired Fund”) by The Hartford Global Equity Fund (the “Acquiring Fund”)
solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund.

Fund Name: The Hartford Global Technology Fund
For: 3,601,106.71
Against: 228,802.24
Abstain: 218,583.08
Uninstructed: 250,102.00

(b) The following proposal was addressed and approved during the period at a special meeting of shareholders held on September 9, 2009.

Proposal to approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of The Hartford Income Allocation Fund (the
“Acquired Fund”) by The Hartford Total Return Bond Fund (the “Acquiring Fund”)
solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund.

Fund Name: The Hartford Income Allocation Fund
For: 3,477,331.92
Against: 76,987.15

Abstain: 237,874.41
Uninstructed: 361,190.00

(c) The following proposal was addressed and approved during the period at a special meeting of shareholders held on July 16, 2009.

Proposal to approve Articles of Amendment of The Hartford Mutual Funds, Inc. and
a Plan of Reclassification for The Hartford Target Retirement 2010 Fund whereby
Class B shares will be reclassified as Class A shares.

Fund Name: The Hartford Target Retirement 2010 Fund – Class B shares
For: 42,049.69
Against: 0
Abstain: 0

Proposal to approve Articles of Amendment of The Hartford Mutual Funds, Inc. and
a Plan of Reclassification for The Hartford Target Retirement 2010 Fund whereby
Class C shares will be reclassified as Class A shares.

Fund Name: The Hartford Target Retirement 2010 Fund – Class C shares
For: 48,378.00
Against: 972.00
Abstain: 1,562.40

(d) The following proposal was addressed and approved during the period at a special meeting of shareholders held on July 16, 2009.

Proposal to approve Articles of Amendment of The Hartford Mutual Funds, Inc. and
a Plan of Reclassification for The Hartford Target Retirement 2020 Fund whereby
Class B shares will be reclassified as Class A shares.

Fund Name: The Hartford Target Retirement 2020 Fund – Class B shares
For: 48,040.56
Against: 0
Abstain: 0

Proposal to approve Articles of Amendment of The Hartford Mutual Funds, Inc. and
a Plan of Reclassification for The Hartford Target Retirement 2020 Fund whereby
Class C shares will be reclassified as Class A shares.

Fund Name: The Hartford Target Retirement 2020 Fund – Class C shares
For: 72,568.01
Against: 0
Abstain: 2,002.29

(e) The following proposal was addressed and approved during the period at a special meeting of shareholders held on July 16, 2009.

Proposal to approve Articles of Amendment of The Hartford Mutual Funds, Inc. and
a Plan of Reclassification for The Hartford Target Retirement 2030 Fund whereby
Class B shares will be reclassified as Class A shares.

Fund Name: The Hartford Target Retirement 2030 Fund – Class B shares
For: 53,974.38
Against: 587.13
Abstain: 3,274.15
Proposal to approve Articles of Amendment of The Hartford Mutual Funds, Inc. and
a Plan of Reclassification for The Hartford Target Retirement 2030 Fund whereby
Class C shares will be reclassified as Class A shares.

Fund Name: The Hartford Target Retirement 2030 Fund – Class C shares
For: 70,145.03
Against: 0
Abstain: 479.30

(f) The following proposal was addressed and approved during the period at a special meeting of shareholders held on July 16, 2009.

Proposal to approve a Plan of Reorganization providing for the acquisition of all of the assets and liabilities of The Hartford Tax-Free California Fund (the
“Acquired Fund”) by The Hartford Tax-Free National Fund (the “Acquiring Fund”)
solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund.

Fund Name: The Hartford Tax-Free California Fund
For: 1,889,485.19
Against: 171,136.67
Abstain: 177,420.11